EXHIBIT 5
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                                  May 26, 1999



Gardenburger, Inc.
1411 S.W. Morrison Street, Suite 400
Portland, Oregon  97205

   Subject: Registration Statement on Form S-8 Relating to 1992 First Amended and Restated Combination Stock Option Plan

Gentlemen:

          Reference is made to the Registration Statement on Form S-8 ("Registration Statement") to be filed by Gardenburger, Inc., an Oregon corporation ("Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an additional 2,050,000 shares of the Company's Common Stock, no par value ("Common Stock"), to be issued under the Company's 1992 First Amended and Restated Combination Stock Option Plan, as amended ("1992 Plan"), together with options relating thereto.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

          Based on the foregoing, it is our opinion that:

          1. The 1992 Plan has been duly adopted and approved by all necessary corporate action and, when options relating to the 2,050,000 shares of Common Stock referred to above are granted in accordance with the 1992 Plan, such options have or will have been legally issued.

          2. The 2,050,000 shares of Common Stock referred to above have been duly authorized and reserved for issuance.

          3. When such shares are issued and sold by the Company upon exercise of options duly granted under the 1992 Plan while the Registration Statement is effective, and payment for such shares to the extent and in the manner required by the 1992 Plan is received by the Company, such shares will be legally issued, fully paid and nonassessable.

                                      II-8

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          We consent to the use of this opinion in the Registration Statement and in any amendments thereof.

                                         Very truly yours,

                             /s/ MILLER, NASH, WIENER, HAGER & CARLSEN LLP








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